UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2013

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

 (Address of principal executive office) (Zip Code)

(214) 979-3700

 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2013, Ronald G. Steinhart was elected to the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC, the general partner of Southcross Energy Partners, L.P. (the “Partnership”).  In addition, Mr. Steinhart was appointed to serve on the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), replacing Samuel P. Bartlett and Jerry W. Pinkerton (who, effective January 16, 2013, resigned from the Audit Committee and the Compensation Committee, respectively).  Mr. Bartlett and Mr. Pinkerton each will continue to serve on the Board.

Mr. Bartlett’s decision to resign as a member of the Audit Committee, and Mr. Pinkerton’s decision to resign as a member of the Compensation Committee, did not involve any disagreement with the Board, Southcross Energy Partners GP, LLC or the Partnership.  Mr. Bartlett resigned from the Audit Committee and Mr. Steinhart was appointed in his stead so that the Audit Committee would comply with the phase-in rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) that require the Audit Committee to comprise a majority of independent members within 90 days after the effectiveness of the Partnership’s Registration Statement on Form S-1, as amended (Commission File No. 333-180841), filed in connection with the Partnership’s initial public offering of its common units (the “Registration Statement”).

The Board has determined that Mr. Steinhart is an independent director within the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has also determined that Mr. Steinhart is an “audit committee financial expert,” as such term is defined under the applicable regulations of the SEC.

Also on January 16, 2013, the Board, upon recommendation from the Compensation Committee, approved a compensation arrangement for its non-employee directors (the “Non-Employee Director Compensation Arrangement”).  The Non-Employee Director Compensation Arrangement provides the following compensation to the Board’s non-employee directors (which shall be pro-rated for time served):

1.                                      An annual retainer of $50,000, to be paid quarterly in arrears;

2.                                      An annual retainer of $10,000 for the Chairperson of the Audit Committee, to be paid quarterly in arrears;

3.                                      An annual retainer of $5,000 for the Chairperson of the Compensation Committee of the Board, to be paid quarterly in arrears;

4.                                      An annual retainer of $2,500 for the Chairperson of the Conflicts Committee of the Board, to be paid quarterly in arrears;

5.                                      $1,500 for each Board meeting attended (whether in person or telephonically);

6.                                      $1,200 for each Committee (Audit, Compensation or Conflicts) meeting attended (whether attended in person or telephonically);

7.                                      A per diem amount for assistance with special projects, in an amount commensurate with the amount payable for attendance at Board or Committee meetings; and

8.                                      An annual equity grant of common units of the Partnership pursuant to its 2012 Long-Term Incentive Plan (which is described in, and filed as Exhibit 10.2 to, the Registration Statement) equivalent to $75,000 divided by the average of the closing daily sales price of the Partnership’s common units for the ten trading days immediately prior to April 1 of each year.

Mr. Steinhart will participate in the Non-Employee Director Compensation Arrangement.

The Partnership issued a press release regarding Mr. Steinhart’s appointment to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release of Southcross Energy Partners, L.P. dated January 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: January 16, 2013	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P. dated January 16, 2013.